EXHIBIT 23.1





                          INDEPENDENT AUDITOR'S CONSENT


We consent to the incorporation by reference of our report, dated February 27, 2004, accompanying the financial statements of USURF America, Inc., also incorporated by reference in the Form S-8 Registration Statement of USURF America, Inc.


/s/ HEIN & ASSOCIATES, LLP
--------------------------
HEIN & ASSOCIATES, LLP


Denver, Colorado
June 1, 2004